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                                                                  EXHIBIT (a)(5)

                       [LOGO OF BANCFIRST APPEARS HERE]


                             BANCFIRST CORPORATION

                OFFER TO PURCHASE FOR CASH A MINIMUM OF 100,000
                SHARES AND A MAXIMUM OF 1,000,000 SHARES OF ITS
                 COMMON STOCK AT A PURCHASE PRICE NOT GREATER
                  THAN $38.00 NOR LESS THAN $34.00 PER SHARE

                                  May 3, 1999

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated May 3, 1999, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the Offer by BancFirst Corporation, an Oklahoma corporation (the "Company"), to purchase for cash up to 1,000,000 shares of its common stock, no par value (the "Shares"), at prices not greater than $38.00 nor less than $34.00 per Share, upon the terms and subject to the conditions of the Offer. Also enclosed herewith is certain other material related to the Offer, including a letter, dated May 3, 1999, from David E. Rainbolt, President and Chief Executive Officer of the Company, to stockholders of the Company.

        The Company will determine a single per Share price (not greater than $38.00 nor less than $34.00 per Share) (the "Purchase Price"), that it will pay for Shares validly tendered pursuant to the Offer taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the Purchase Price which will allow it to buy 1,000,000 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $38.00 nor less than $34.00 per Share, subject to the condition that there must be at least 100,000 Shares validly tendered at prices not greater than $38.00 nor less than $34.00 per Share (the "Minimum Condition")) pursuant to the Offer. All Shares validly tendered at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof and the Minimum Condition. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration or because the Minimum Condition was not met. See Section 1 of the Offer to Purchase.

        If, prior to the Expiration Date, more than 1,000,000 Shares (or such greater number of Shares as the Company may elect to purchase) are validly tendered, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from Odd Lot Owners (as defined in Section 2 of the Offer to Purchase) who validly tender all of their Shares at or below the Purchase Price and then on a pro rata basis, if necessary, from all other stockholders whose Shares are validly tendered at or below the Purchase Price.

        WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO THE INSTRUCTIONS YOU SET FORTH ON THE ATTACHED INSTRUCTION FORM. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

        Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

We call your attention to the following:

        1. You may tender Shares at prices (in multiples of $.25), not greater than $38.00 nor less than $34.00 per Share, as indicated in the attached Instruction Form, net to you in cash.

        2. The Offer is conditioned upon there being validly tendered and not properly withdrawn prior to the expiration of the Offer, at prices not greater than $38.00 per Share nor less than $34.00 per Share, a minimum of 100,000 Shares, which number constitutes approximately 1.05% of the Shares outstanding on April 28, 1999. For other conditions to the Offer, See Section 6 of the Offer to Purchase.

        3. The Offer, proration period, and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, June 1, 1999, unless the Company extends the Offer.

        4. The Offer is for up to 1,000,000 Shares, constituting approximately 10.73% of the Shares outstanding as of March 31, 1999.

        5. Tendering stockholders will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

        6. If you owned beneficially as of the close of business on April 30, 1999, an aggregate of fewer than 100 Shares and you instruct us to tender on your behalf all the Shares of which we are the holder of record at or below the Purchase Price before the expiration of the Offer and you check the appropriate space in the box captioned "Odd Lots" in the attached Instruction Form, the Company will accept all such Shares for purchase before proration, if any, of the purchase of other Shares tendered at or below the Purchase Price.

        7. If you wish to tender portions of your Shares at different prices you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

        YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, JUNE 1, 1999, UNLESS THE COMPANY EXTENDS THE OFFER.

        As described in Section 1 of the Offer to Purchase, if before the Expiration Date more than 1,000,000 Shares (or such greater number of Shares as the Company elects to purchase) are validly tendered at or below the Purchase Price, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

        (a) first, all Shares validly tendered at or below the Purchase Price prior to the Expiration Date by any Odd Lot Owner (as defined in Section 2 of the Offer to Purchase) who:

             (1) tenders all Shares beneficially owned by such Odd Lot Owner at or below the Purchase Price (partial tenders will not qualify for this preference); and

             (2) completes the section captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

        (b) then, after purchase of all of the foregoing Shares, all other Shares validly tendered at or below the Purchase Price before the Expiration Date on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares).

        The Offer is not being made to, nor will the Company accept tenders from, holders of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Company is not aware of any jurisdiction in which the making of the Offer or the tender of Shares would not be in compliance with the laws of such jurisdictions. However, the Company reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Company makes a good faith effort to comply with any state law deemed applicable to the Offer, if it cannot do so, the Company believes that the exclusion of holders residing in such jurisdictions is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or Blue Sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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                                INSTRUCTION FORM

                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
         A MINIMUM OF 100,000 SHARES AND A MAXIMUM OF 1,000,000 SHARES
          OF COMMON STOCK OF BANCFIRST CORPORATION AT A PURCHASE PRICE
             NOT GREATER THAN $38.00 NOR LESS THAN $34.00 PER SHARE

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 3, 1999, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by BancFirst Corporation, an Oklahoma corporation (the "Company"), to purchase for cash 1,000,000 shares of its common stock, $1.00 par value (the "Shares"), at prices not greater than $38.00 nor less than $34.00 per Share, upon the terms and subject to the conditions of the Offer.


        The Company will determine a single per Share price (not greater than $38.00 nor less than $34.00 per Share) (the "Purchase Price"), that it will pay for Shares validly tendered pursuant to the Offer taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the Purchase Price which will allow it to buy 1,000,000 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $38.00 nor less than $34.00 per Share, subject to the condition that there must be at least 100,000 Shares validly tendered at prices not greater than $38.00 nor less than $34.00 per Share (the "Minimum Condition")) pursuant to the Offer. All Shares validly tendered at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the proration terms thereof and the Minimum Condition. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration or because the Minimum Condition was not met. See Section 1 of the Offer to Purchase.

        This will instruct you to tender to the Company, on (our) (my) behalf, the number of Shares indicated below (or if no number is indicated below, all Shares) which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions of Offer.


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        NUMBER OF SHARES TO BE TENDERED: __________________ SHARES*

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.
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                           SHARES TENDERED AT PRICE
                          DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action could result in receiving a price per Share as low as $34.00 or as high as $38.00.


                                      OR

                           SHARES TENDERED AT PRICE
                           DETERMINED BY SHAREHOLDER

      By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A shareholder who desires to tender Shares at more than one price must complete a separate letter of transmittal for each price at which Shares are tendered. The same Shares cannot be tendered at more then one price. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

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

/   /    $34.00  /   /  $35.00  /   /  $36.00  /   /  $37.00  /   /  $38.00

/   /    $34.25  /   /  $35.25  /   /  $36.25  /   /  $37.25

/   /    $34.50  /   /  $35.50  /   /  $36.50  /   /  $37.50

/   /    $34.75  /   /  $36.75  /   /  $36.75  /   /  $37.75


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                                   ODD LOTS
                              (SEE INSTRUCTION 8)

        To be completed ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on April 30, 1999, and who continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

/ / By checking this box the undersigned represents that the undersigned owned beneficially or of record as of the close of business on April 30, 1999 and continues to own beneficially or of record as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all of such Shares.
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                                   IMPORTANT
                                   SIGN HERE


Signature(s):
                     -----------------------------------------------------------

                     -----------------------------------------------------------

Print Name(s):
                     -----------------------------------------------------------

                     -----------------------------------------------------------

Address
                     -----------------------------------------------------------
(Include Zip Code):
                     -----------------------------------------------------------

Area Code and Telephone Number:
                                ------------------------------------------------

Taxpayer Identification or Social Security Number(s):
                                                      --------------------------

Dated:   _____________________, 1999

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  THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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